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                                                                     Exhibit 3.9

                            ARTICLES OF INCORPORATION

                                       OF

                          BROOK HOLLOW PROPERTIES, INC.

                                   ----------

          We, the undersigned natural persons of the age of twenty one years or more, at least two of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.

                                   ARTICLE ONE

          The name of the corporation is BROOK HOLLOW PROPERTIES, INC.

                                   ARTICLE TWO

          The period of its duration is perpetual.

                                  ARTICLE THREE

          The purpose or purposes for which the corporation is organized are:

          To purchase, lease or otherwise acquire, and to own, subdivide, lease, sell and otherwise deal in real estate, within towns, cities or villages, and their suburbs not extending more than two miles beyond their corporate limits, and to accumulate and lend money for that purpose.

          To construct, erect, alter, repair and maintain shopping centers, houses, apartment houses, buildings, and other types of structures.

          To own, manage, operate, rent, lease, sell and otherwise deal in shopping centers, apartment houses, buildings, and other types of structures.

          To manufacture, purchase, or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or other-

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     wise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

                                  ARTICLE FOUR

          The aggregate number of shares which the corporation shall have authority to issue is one million (1,000,000) of the par value of One Dollar ($1.00) each.

                                  ARTICLE FIVE

          The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received, which sum is not less than One Thousand Dollars ($1,000.00).

                                   ARTICLE SIX

          No holder of any stock of the corporation shall be entitled, as a matter of right, to purchase or subscribe for any part of any stock which the corporation is authorized to issue.

                                  ARTICLE SEVEN

          Cumulative voting is expressly prohibited. At each election of directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote; no shareholder shall be entitled to cumulate his Votes by giving one candidate as many votes as the number of such directors multiplied by his shares shall equal, or by distributing such votes on the

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same principle among any number of such candidates.

                                  ARTICLE EIGHT

          The post office address of its initial registered office is 715 Avenue H East, Arlington, Texas, and the name of its initial registered agent at such address is Ralph B. Rogers.

                                  ARTICLE NINE

          The number of directors constituting the initial board of directors is three (3). The names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

        Name                      Street Address
---------------------   ----------------------------------
Ralph B. Rogers         715 Avenue H East Arlington, Texas

John B. Rogers          715 Avenue H East Arlington, Texas

Russell E. Kibbe, Jr.   715 Avenue H East Arlington, Texas

                                   ARTICLE TEN

          The names and addresses of the incorporators are:

        Name                               Street Address
-----------------------   -----------------------------------------------
Harold B. Pressley, Jr.   1900 Republic National Bank Bldg. Dallas, Texas
Gordon Fogg               1900 Republic National Bank Bldg. Dallas, Texas
Charles G. Purnell        1900 Republic National Bank Bldg. Dallas, Texas

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          IN WITNESS WHEREOF, we have hereunto set our hands, this 21st day of
June, 1962.


                                           /s/ Harold B. Pressley, Jr.
                                           -------------------------------------
                                           Harold B. Pressley, Jr.


                                           /s/ Gordon Fogg
                                           -------------------------------------
                                           Gordon Fogg


                                           /s/ Charles G. Purnell
                                           -------------------------------------
                                           Charles G. Purnell

THE STATE OF TEXAS   )
                     )
COUNTY OF DALLAS     )

          I, JOAN MASSENGALE, a Notary Public, do hereby certify that on this 21st day of June, 1962, personally appeared before me HAROLD B. PRESSLEY, JR., GORDON FOGG, and CHARLES G. PURNELL, who each being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.


                                           /s/ Joan Massengale
                                           -------------------------------------
                                           Notary Public in and for
                                              Dallas County, Texas

                                                      JOAN MASSENGALE

[SEAL]

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